Exhibit 10.4

Master Collaboration Agreement

Date                                                                                                             13th September, 2019

Parties                                                                                                   Genetic Technologies Limited

ACN 009 212 328 of 60-66 Hanover Street, Fitzroy, Victoria 3065, Australia

(GTG)

The Translational Genomics Research Institute

of 445 North Fifth Street, Suite 600, Phoenix, Arizona 85004, USA

(TGen)

Recitals                                                                                            The purpose of this Master Collaboration Agreement (“Agreement”) is to establish a master agreement between TGen and GTG, under which TGen and GTG agree to specific projects detailed in the Exhibits incorporated herein.

The Parties agree, in consideration of, among other things, the mutual promises contained in this Agreement as follows:

1.                                    Definitions and Interpretation

1.1                              Definitions

In this Agreement:

Commencement Date	means date that the Parties execute this Agreement.

Confidential Information	means, proprietary or confidential information of, or supplied by the disclosing Party that:

Memorandum of Understanding

(a)                                 is by its nature confidential;

(b)                                 is designated as confidential; or

(c)                                  the receiving Party generally knows or ought to know is confidential;

and includes information:

(d)                                 comprised in or relating to any intellectual property rights;

(e)                                  concerning the internal management and structure, personnel, processes and policies, commercial operations, financial arrangements or affairs of the disclosing Party;

(f)                                   relating to the clients or service providers of the disclosing Party; and

(g)                                  this Agreement, including without limitation the information in any Exhibits hereto.

but does not include information that a Party can establish through written documentation:

(h)                                 was already in the possession of the receiving Party and not subject to an obligation of confidentiality:

(i)                                     was lawfully received by the receiving Party from a third party lawfully having possession of and the right to disclose such information, or was independently developed without use of, access to, or reference to the other Party’s Confidential Information by the receiving Party; or

(j)                                    is public knowledge, obtained other than through a breach of, or an obligation of confidentiality between the Parties.

Term	Is set forth in Clause 4.

Agreement	means this document and all of its Exhibits.

TGen Material	means any material provided by TGen or on behalf of TGen to GTG in connection with this Agreement.

Parties	means the Parties to the Agreement.

Projects	means the projects as described in individual Exhibits executed between TGen and GTG.

GTG Material	means any material provided by GTG or on behalf of GTG to TGen in connection with this Agreement.
Exhibit	means an Exhibit to this Agreement, which shall be individually numbered and executed by each of TGen and GTG.

2.                                    Inconsistency between the Agreement and Exhibits

If there is any inconsistency between an Exhibit and this Agreement, the Exhibit will prevail to the extent of the inconsistency.

3.                                    Scope

This Agreement serves as a master agreement between the Parties and sets forth the terms and respective rights and obligations of Parties for purposes of the Project(s) conducted hereunder. Each Project will be reflected in its respective Exhibit, which will be individually numbered and executed by the Parties and incorporated by reference herein.

Each Exhibit describing a Project may include, as applicable and without limitation: (a) the work and other activities that each Party will undertake to perform the Project, (b) any applicable milestones, deliverables and timelines, (c) any samples, materials, equipment or other tangible items provided by one Party to the other, (d) the participating personnel of each Party, including the Principal Investigator (or the equivalent) for each, and (e) a budget, any payments to be made by one Party to the other, or on the other’s behalf, and any related payment due dates. Each Exhibit and this Agreement shall constitute the entire agreement for the applicable Project.

4.                                    Term

This Agreement will commence on the Commencement Date and continue in effect for three (3) years from the Commencement Date (“Term”), whereupon it will expire unless extended by mutual agreement of the Parties or terminated earlier pursuant to Clause 15.

5.                                    Obligations of the Parties

GTG and TGen each agree to conduct the activities and fulfil the obligations under the Exhibits for each Project in accordance with all applicable laws, rules and regulations, including, without limitation, data protection and privacy laws and all applicable U.S. export and import control laws; provided however, the foregoing is not intended to subject TGen to any foreign laws, rule or regulations in connection with this Agreement.

6.                                    Compensation

2.1                             The terms of compensation for each Project shall be set forth in the applicable Exhibit for such Project, including expense reimbursement and budgets and any other applicable terms.

2.2                             In the event any Project, or this Agreement, is terminated pursuant to Clause 15, the Party conducting the work shall be compensated for all reasonable fees, costs and expenses incurred in connection with work performed under each terminated Project that have been incurred or are due or owed as of the effective date of termination and reimbursed for any and all non-cancellable obligations to third parties in existence as of the date of termination.

7.                                    Relationship of the Parties

The Parties are independent entities. The Parties agree that nothing in this Agreement shall be construed to create any relationship of principal and agent, partnership or joint venture or employer/employee between the Parties. No Party shall have any right, power or authority, express or implied, to bind the other Party.

8.                                    Limitations

EACH PARTY PROVIDES ALL WORK CONDUCTED UNDER THIS AGREEMENT “AS IS’ AND MAKES NO REPRESENTATIONS OR WARRANTIES THERETO, EXPRESS OR IMPLIED. EXCEPT FOR ANY BREACH OF CONFIDENTIALITY OR OBLIGATION TO INDEMNIFY HEREUNDER , THE PARTIES SHALL BE LIABLE ONLY FOR ACTUAL DAMAGES. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR TO THIRD PARTIES FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. THE ALLOCATIONS OF LIABILITY IN THIS SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE RISKS INHERENT IN THEIR RELATIONSHIP.

9.                                    Confidentiality

9.1                             Each Party must not, and must ensure that its officers, employees, agents and subcontractors do not, use or disclose the Confidential Information of the other Party without the other Party’s consent, other than in accordance with this Clause 9.

9.2                            Each Party may disclose the other Party’s Confidential Information:

(a)                               to its affiliates, officers, employees, agents and sub-contractors to the extent necessary for the performance of a Party’s obligations under this Agreement, provided that the disclosing Party makes such persons aware that the information is confidential and such persons are otherwise under obligation of confidentiality with the receiving Party to maintain the Confidential Information in confidence under terms at least as strict as the terms hereunder;

(b)                               if specified, permitted or directed in writing by the other Party;

(c)                                where this Agreement specifically requires disclosure to a third party; or

(d)                               with the written consent of the other Party.

9.3                             The receiving Party may have the right to use or disclose Confidential Information of the disclosing Party to the extent required by applicable law or regulation, provided that the receiving Party gives the disclosing Party prompt and advanced written notice of such requirement and sufficient opportunity to object to the use or disclosure of the Confidential Information, or to request confidential treatment of the Confidential Information prior to any disclosure

9.4                             Each Party must keep the other Party’s Confidential Information in a secure location so that no unauthorised person is able to gain access to it.

9.5                             The receiving Party is obligated to maintain confidentiality of the disclosing Party’s Confidential Information in accordance with this Clause 9 for a period of five (5) years following the termination or expiration of this Agreement. Upon the request of either Party, or the expiration or earlier end of this Agreement, TGen will return all GTG Confidential Information remaining in its possession to GTG and GTG will return all TGen Confidential Information remaining in its possession to TGen.

10.                             Intellectual Property Rights and Material Transfer

10.1                     All TGen Material, Confidential Information, and intellectual property owned by TGen prior to entering into this Agreement which is used (or is proposed to be used) in connection with this Agreement, shall remain the sole property of TGen.

10.2                      All GTG Material Confidential Information, and intellectual property owned by GTG prior to entering into this Agreement which is used (or is proposed to be used) in connection with this Agreement, shall remain the property of GTG.

10.3                     Subject to Sections 10.1 and 10.2, ownership and management of any intellectual property developed, in connection with a Project or this Agreement, or any standards for data management and protocols for data sharing, and terms governing publications in connection with a Project will be set out between the Parties in a separate written agreement.

11.                              Indemnity

11.1                      Each Party indemnifies the other Party, and their respective directors, officers, employees and agents (collectively referred to as “the lndemnitees”) from and against any loss, liability, damage or expense (including reasonable legal costs) arising from any third party claim, action, suit, demand or proceeding that may be made or brought against any lndemnitee as a result of:

(a)                                any Party’s negligence and wilful malfeasance in the performance of this Agreement; and

(b)                                any material breach of this Agreement by that Party.

11.2                      Indemnification Procedures. In the event that any lndemnitee is seeking indemnification under this Section 11 from the other Party (“Indemnifying Party”), the lndemnitee shall notify the Indemnifying Party of such claim with respect to such lndemnitee as soon as reasonably practicable after the lndemnitee receives notice of the claim, and the Party (on behalf of itself and such lndemnitee) shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under this Section 11 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement in effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The lndemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by the entirety of this Section 11.

11.3                      The indemnity given pursuant to Clause 11.1 will be reduced proportionally to the extent of contribution by the other Party to any such loss, damages or expenses.

12.                             No assignment and subcontracting

12.1                      Each Party hereby represents and warrants to the other that it has full legal power to enter into this Agreement, and that this Agreement is its valid and binding obligation. Each Party agrees that it will not assign, transfer, subcontract or novate in whole or part or create any security interest over or otherwise deal with in any way its interest in this Agreement, without the prior written consent of the other Party.

12.2                      Neither Party will subcontract its obligations under this Agreement without the prior written consent of the other Party. If a Party is permitted to subcontract its obligations under this Agreement, that Party will remain responsible for its obligations under this Agreement.

12.3                      Each Party covenants and agrees that, during the Term of this Agreement and for a period of twelve (12) months thereafter, such Party shall not, directly or indirectly, (i) recruit, hire or attempt to recruit or hire any employees of the other Party or its subsidiaries and (ii) induce or contact or communicate with any employees of the other Party for the purpose of inducing any such employees to terminate their employment with the other Party.

12.4                      The Parties hereby agree that this Agreement and each Project involves, among other activities, making introductions for, participating in, effectuating and consummating transactions between the Parties and their respective third party contacts (each, a “Transaction”). In consideration of the foregoing and the terms of this Agreement, during the Term of this Agreement and for a period of twelve (12) months thereafter, each Party hereby covenants and agrees that it shall not, directly or indirectly, interfere with, circumvent, attempt to circumvent, avoid or bypass the other Party in or from any Transactions involving the other Party’s third party contacts introduced in writing to the other Party for the sole purpose of consummating a Transaction.

13.                             Resolution of Dispute

Except as is allowed herein to the contrary within this Agreement, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, or any amount due hereunder, including, without limitation, any claim based on contract, tort, or statute shall be settled as follows: The Parties shall initially meet to attempt to resolve disputes. If the Parties cannot resolve such disputes within seven (7) days after a Party requests such a meeting, then such controversy, dispute or claim shall be settled, solely and exclusively, by arbitration. Any arbitration pursuant to this Agreement shall be conducted in Los Angeles, California before and in accordance with the then existing Commercial Dispute Resolution Procedures through the American Arbitration Association, using an arbitrator mutually selected by both Parties in from a list of those designated by the American Arbitration Association or, if the Parties disagree, otherwise appointed by the American Arbitration Association. Any arbitration shall be final and binding. The findings shall be delivered in a written opinion with findings of facts based on the record. Any judgement upon any interim or final award or order rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof. The Parties intend that any agreement pursuant hereto to arbitrate be valid, enforceable and irrevocable. Each Party in any arbitration proceeding commenced hereunder shall bear such Party’s own costs and expenses (including expert witness and attorney’s fees) of investigating, preparing and pursuing such arbitration claim. Notwithstanding the foregoing, at any time, a Party may seek or obtain preliminary, interim or injunctive or conservatory measures from either the arbitrators or from a court.

14.                             Notices

Any notice or other communication to be given under this Agreement must be in writing and may be delivered by hand delivery or commercial overnight courier service with tracking capabilities or sent by certified mail (return receipt requested), all of the foregoing costs and postage prepaid, to the other Party at its address set out in the signature page or such other address as a Party may specify for the other by written notice.

15.                             Termination

15.1                      Either Party may at any time terminate this Agreement or an Exhibit and the applicable Project, unless otherwise specified in an Exhibit, by providing ninety (90) days’ advance written termination notice to the other Party that this Agreement or the applicable Exhibit and Project will terminate.

15.2                      If a Party is in material breach of the terms of this Agreement or a Project, the other Party may give the Party in breach written notice of the breach and a reasonable period (not less than thirty (30) days) in which to remedy the breach. If the Party receiving notification does not remedy the breach within the period specified in the notice, then the Party claiming there has been a breach may immediately terminate this Agreement or the applicable Project.

15.3                       Should a Party breach this Agreement in such a way that the breach is not capable of remedy, the other Party may immediately terminate this Agreement by giving written notice.

15.4                      Upon providing or receiving (as applicable) notice of termination of this Agreement or any Projects hereunder, to the extent practicable, each Party shall immediately cease all work in progress under the applicable Projects, unless otherwise requested in writing by the other Party. Each Party shall cooperate with the other Party to provide for an orderly wind-down of all uncompleted activities under each Projects for which notice of termination has been given.

16.                             Modification and Waiver

16.1                      This Agreement and any Exhibits may only be modified or amended by written agreement by the authorized signatories of both Parties which is identified as an amendment to this Agreement.

16.2                      A right under this Agreement will only be waived where the waiver is in writing and is signed by the relevant Party.

16.3                      A waiver by either Party will not prejudice its rights in respect of any subsequent breach of this Agreement by the other Party.

17.                             General

17.1                      Governing law and jurisdiction

The Agreement shall be governed and construed in accordance with the federal laws of the United States, as applicable, and the laws of the State of Delaware without regard to conflicts of law principles and without regard to the 1980 U. N. Convention on Contracts for the International Sale of Goods. Except in respect of an action commenced by a third party in another jurisdiction, the Parties agree that any legal suit, action, mediation or proceeding arising out of or relating to this Agreement must be instituted exclusively in the United States federal court for the District of Delaware, and the Parties hereby irrevocably submit to such jurisdiction.

17.2                      Costs

Each Party will bear its own costs (including legal costs) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement.

17.3                      Entire Agreement

This Agreement constitutes the entire Agreement between the Parties in relation to the subject matter under this Agreement. Any prior memorandums of understanding, arrangements, agreements, representations or undertakings are superseded hereby.  This Agreement shall not be construed, either expressly or implicitly, to grant either Party any license or other rights except as specified herein.

17.4                       No reliance

No Party has relied on any statement by another Party which has not been expressly included in this Agreement.

17.5                       Counterparts

This Agreement may be executed in any number of counterparts, each signed by one or more Parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document.

17.6                       Use of Name

Neither Party shall use the other Party’s or its affiliates’ names, trademarks or logos in any way, including without limitation in any public notice or press release, or imply that this Agreement is an endorsement of any such service or product by the other Party or its affiliates without the other Party’s prior written consent.

17.7                      Clauses that survive termination

(a)                               Without limiting or impacting upon the continued operation of any clause which as a matter of construction is intended to survive the termination or expiry of this Agreement, Clauses 8-11and this Clause 17 survive the termination or expiry of this Agreement.

(b)                               Each indemnity contained in this Agreement is a continuing obligation, independent from the other obligations of the Parties and survives the termination or expiry of this Agreement. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity under this Agreement.

17.8                       Severability

In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision has never been part of this Agreement.

Execution

Executed as an agreement:

Executed by Genetic Technologies Limited
ACN 009 212 328 in accordance with

section 127(1) of the Corporations Act 2001

(Cth) by:

/s/ Dr Paul Kasian	/s/ Dr Richard Allman
Signature of Director/Company Chairman	Signature of Chief Scientific Officer

Dr Paul Kasian	Dr Richard Allman
Full name	Full name

GTG Address for Notices:
Richard Allman

Chief Scientific Officer
Genetic Technologies Limited 60 Hanover Street

Fitzroy VIC 3065

+61 418453072

Richard.allman@gtglabs.com

Executed by The Translational Genomics
Research Institute by:

TGen Address for Notices:

Tess R. Burleson	TGen
Chief Operating Officer	Attn: Chief Operating Officer
445 N. 5th Street, Suite 600
Phoenix, AZ 85004 USA
Email: tburleson@tgen.org
With copy to same address:
Date (print)	TGen Legal Department
Email: contracts@tgen.org